Exhibit 10.11
COVENTRY HEALTH CARE, INC. (“COVENTRY”)
Summary of 2010 Executive Management Incentive Plan
2010 Criteria and Incentives
     The Compensation Committee of Coventry’s Board of Directors approved the incentive criteria for fiscal year 2010 under the 2010 EMIP, filed herein as Exhibit 10.12. For fiscal year 2010, as with fiscal year 2009, incentives under the 2010 EMIP will be predicated on attainment of budgeted earnings per share targets. Coventry’s Chief Executive Officer, Chief Financial Officer, and three other most highly compensated officers are eligible to receive a non-equity incentive award under Coventry’s 2010 EMIP. The bonus target awards for achievement of performance criteria in fiscal year 2010 are set forth below:

Bonus Target Awards
Named Executive Officers	for 2010*
Allen F. Wise, Chief Executive Officer	300%
Harvey C. DeMovick, Jr., Executive Vice President	75%
Thomas C. Zielinski, Executive Vice President and General Counsel	75%
John J. Stelben, Interim Chief Financial Officer and Treasurer	50%
James E. McGarry, Senior Vice President	70%

*	As a percentage of base compensation.